                                                                    EXHIBIT 21.1

                         3COM CORPORATION SUBSIDIARIES

3Com Asia Limited (Hong Kong)

3Com Benelux B.V. (The Netherlands)

3Com Canada Inc. (Canada)

3Com Credit Corporation (California, U.S.A.)

3Com do Brasil Servicos Ltda. (Brazil)

3Com de Chile S.A. (Chile)

3Com de Mexico, S.A. de C.V. (Mexico)

3Com Development Corporation (California, U.S.A.)

3Com Engineering Limited (United Kingdom)

3Com Europe Limited (United Kingdom)

3Com GmbH (Germany)

3Com Holdings Limited (Cayman Islands)

3Com International, Inc. (Delaware, U.S.A.)

3Com Ireland (Cayman Islands)

3Com Ireland Technologies Limited (Ireland)

3Com Israel Limited (Israel)

3Com Limited (United Kingdom)

3Com Japan K.K. (Japan)

3Com Korea Limited (Korea)

3Com Mediteraneo S.r.l. (Italy)

3Com Nordic AB (Sweden)

3Com S.A. (France)

3Com Technologies Limited (Cayman Islands)

3Com U.K. Holdings Limited (United Kingdom)

3Com (U.K.) Limited (United Kingdom)

3Com World Trade, Inc. (U.S. Virgin Islands)

AccessWorks Communications

Synernetics, Inc. (Delaware, U.S.A.)


Sonix Communications Limited